UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 N. Glebe Road Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (703) 258-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Towers Watson & Co. (the “Company”) held its Annual Meeting of Stockholders on November 13, 2014. Of the 70,128,591 shares outstanding and entitled to vote, 60,384,910 shares were represented at the meeting, or 86.10% of the total outstanding, sufficient to constitute a quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

•                  The Company’s stockholders elected eight individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2014 and until their successors have been duly elected and qualified by the following vote:

	Votes Cast For	Votes Cast Against	Votes Abstain	Broker Non-Votes

Victor F. Ganzi	54,071,526	1,004,294	266,717	5,042,373

John J. Haley	53,088,504	1,944,188	309,845	5,042,373

Leslie S. Heisz	54,847,895	227,955	266,687	5,042,373

Brendan R. O’Neill	51,336,228	3,681,060	325,249	5,042,373

Linda D. Rabbitt	53,928,086	1,165,284	249,167	5,042,373

Gilbert T. Ray	54,592,158	498,825	251,554	5,042,373

Paul Thomas	54,932,065	100,468	310,004	5,042,373

Wilhelm Zeller	54,724,757	350,478	267,302	5,042,373

Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm

•                  The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. There were 59,832,794 votes for the selection, 298,694 votes against the selection, and 253,422 abstentions.

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Proposal 3 – Non-Binding Advisory Vote on the Compensation of our Named Executive Officers

•                  The Company’s stockholders approved, by a non-binding advisory vote, the compensation of our named executive officers by the following vote: 54,095,025 votes for, 879,318 against, 368,194 abstentions, and 5,042,373 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: November 18, 2014

	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary

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